UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 7, 2016

SCIENCE TO CONSUMERS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-190391	N33-1227949
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

Faraday Str. 31, Leipzig, Germany	04159
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	49 (0) 1738264717

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant

(a) Previous independent registered public accounting firm

(i)	On April 7, 2016, KLJ & Associates, LLP resigned as our independent registered public accounting firm.

(ii)

The reports of KLJ & Associates, LLP on our financial statements as of and for the fiscal years ended May 31, 2015 and 2014 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle except to indicate that there was substantial doubt about our ability to continue as a going concern.

(iii)	Our Board of Directors participated in and approved the decision to change independent registered public accounting firms.

(iv)

During the fiscal years ended May 31, 2015 and 2014, there have been no disagreements withKLJ & Associates, LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction KLJ & Associates, LLP would have caused them to make reference thereto in connection with their report on the financial statements for such years.

(v)

We have requested that KLJ & Associates, LLP furnish us with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of the letter provided by KLJ & Associates, LLP is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) New independent registered public accounting firm

(1)

On April 25, 2016, the Company engaged Yichien Yeh, CPA as its new independent registered public accounting firm. During the two most recent fiscal years, the Company had not consulted with Yichien Yeh, CPA regarding any of the following:

(i)	the application of accounting principles to a specific transaction, either completed or proposed;

(ii)

the type of audit opinion that might be rendered on our financial statements, and none of the following was provided to the Company: (a) a written report, or (b) oral advice that Yichien Yeh, CPA concluded was an important factor considered by us in reaching a decision as to accounting, auditing or financial reporting issue; or

(iii)	Any matter that was subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits

16.1	Letter from KLJ & Associates, LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIENCE TO CONSUMERS, INC.

/s/ Edwon Lam
Edwon Lam
Principal Executive Officer
April 26, 2016